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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 30, 2002



                             IMPERIAL SUGAR COMPANY
             (Exact name of registrant as specified in its charter)


                TEXAS                             1-10307                        74-0704500
    (State or other jurisdiction          (Commission File Number)              (IRS Employer
          of incorporation)                                                  Identification No.)

                              ONE IMPERIAL SQUARE
                                  P. O. BOX 9
                               SUGAR LAND, TEXAS                 77487-0009
                   (Address of principal executive offices)      (Zip Code)


       Registrant's telephone number, including area code: (281) 491-9181

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Item 2 - Disposition of Assets

        Imperial Sugar Company completed the sale of its Diamond Crystal Brands foodservice business ("DCB") to Hormel Foods Corporation on December 30, 2002. The sale of DCB was structured as a sale of the stock of the Company's Diamond Crystal Brands, Inc. and Diamond Crystal Holdings, Inc. subsidiaries. The purchase price for DCB was $115 million in cash, subject to certain post-closing adjustments. Of this amount, $1 million was placed in escrow pending a post-closing adjustment based on working capital and $9.2 million was placed in a 24-month escrow to secure certain possible indemnity claims. The remaining net proceeds were used primarily to pay down debt on existing credit facilities. The sale price was determined based on arms length negotiations.

        DCB, based in Savannah, Georgia, packages and sells various sugar, sugar substitute and salt and pepper products, savory products, drink mixes and dessert mixes to the foodservice and retail marketplace. It operates four packaging facilities and employs approximately 600 people. The Company will continue to sell certain sugar items to the retail trade that had previously been marketed by DCB as well as bagged sugar to foodservice distributors and foodservice accounts.

        Pro forma financial information consisting of a condensed balance sheet, condensed statement of operations and accompanying explanatory notes, is presented in an exhibit hereto and incorporated herein by reference for the period ending September 30, 2002. This pro forma information presents condensed historical statements, pro forma adjustments for the sale of DCB, and the pro forma results. On December 31, 2002, the Company completed the re-financing of its existing senior bank debt and entered into a new $175 million credit facility. The effects of this refinancing transaction are not included in the accompanying pro forma financial information.

Item 7 - Financial Statements, Pro Forma Financial Information & Exhibits

         Exhibits:

         99.1     Pro Forma Financial Information
         99.2 Stock Purchase Agreement, dated as of December 30, 2002, by and between Imperial Sugar Company and the Hormel Foods Corporation (Incorporated by reference to Exhibit 10(g) to the Company's Annual Report on Form 10-K for the year ended September 30, 2002 (File No. 1-10307).)

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        IMPERIAL SUGAR COMPANY



Date: January 14, 2003                   By:     /s/ Darrell D. Swank
                                                 -------------------------------
                                                 Darrell D. Swank
                                                 Executive Vice President and
                                                 Chief Financial Officer
                                                 (Principal Financial Officer)